Exhibit 99.1
PRESS RELEASE
Air Lease Corporation Reports Results for the First Quarter of 2011
Los Angeles, California, May 16, 2011 — Air Lease Corporation (the “Company”, “ALC”, “we”, “our” or “us”) (NYSE: AL) today announced the results of its operations for the first quarter ended March 31, 2011.
On April 25, 2011, we completed an initial public offering of our Class A Common Stock and listing of our shares on the New York Stock Exchange (“NYSE”) under the symbol “AL.” The offering was upsized by 20% and the underwriters exercised their over-allotment option in full, resulting in the sale of an aggregate of 34,825,470 shares of Class A Common Stock. After deducting the underwriting discounts and commissions and offering expenses payable by us, we received net proceeds of approximately $868.1 million. These funds are not included in the financial results of the Company as of March 31, 2011.
First Quarter 2011 Highlights:
•	We recorded our first quarterly positive pre-tax income of $4.9 million and net income of $3.2 million and recorded cash flow from operations of $38.5 million for the three months ended March 31, 2011. For the same period, we recorded adjusted net income[1] of $11.7 million and adjusted EBITDA[1] of $45.2 million.

•	We signed additional lease placements for aircraft delivering during 2011, 2012 and 2013. As of today, our total lease placements include all of our aircraft to be delivered in 2011, 32 out of 38 aircraft to be delivered in 2012, nine out of 25 aircraft to be delivered in 2013 and one out of 24 aircraft to be delivered in 2014.

•	During the quarter, we entered into 21 lease transactions covering 60 aircraft across 18 customers. Our largest transaction covered 18 aircraft with China Eastern, which includes entering into separate long-term lease agreements for ten new Airbus A320-200s and five new Boeing 737-800s from our order book as well as purchasing three used Boeing 767-300ER aircraft which have been placed under leases with other carriers in Asia.

•	During the quarter, we purchased nine additional aircraft, all of which have been leased, increasing our fleet from 40 aircraft as of December 31, 2010 to 49 aircraft across 30 airlines in 17 countries as of March 31, 2011. As of May 16, 2011, our fleet has further grown to 56 aircraft across 37 airlines in 22 countries.

•	On April 1, 2011, we executed an amendment to the Warehouse Facility that took effect on April 21, 2011. This facility, as amended, provides us with financing of up to $1.25 billion. We are able to draw on the amended facility during an availability period that was extended to June 2013 (extended from May 2012) and the interest rate on the amended facility was reduced to LIBOR plus 2.50% on drawn balances and 0.75% on undrawn balances.

•	As of March 31, 2011, ALC had built a diverse lending group consisting of 17 banks with an overall composite cost of funds of 3.29%[2]. During the first quarter of 2011, we closed three additional unsecured revolving bilateral credit facilities totaling $63.0 million and increased the capacity of one of our existing facilities by $5.0 million. In addition, we entered into three fixed-rate secured term facilities totaling $132.5 million with interest rates ranging from 4.57% to 4.89% and entered into an $86.0 million facility with a $40.0 million tranche at a fixed rate of 4.34% and a $46.0 million tranche at a floating rate of LIBOR plus 2.35%.

[1]	Adjusted net income and adjusted EBITDA are measures of both operating performance and liquidity that are not defined by Generally Accepted Accounting Principles (“GAAP”). We believe adjusted net income and adjusted EBITDA provide useful information on our earnings from ongoing operations, our ability to service our long-term debt and other fixed obligations, and our ability to fund our expected growth with internally generated funds. See notes 1 and 2 to the Consolidated Statement of Operations included in this press release for a discussion of adjusted net income and adjusted EBITDA, respectively, and for a reconciliation of such measures to cash flows from operating activities.

[2]	This rate does not include the effect of upfront fees, undrawn fees or issuance cost amortization.
2000 AVENUE OF THE STARS, SUITE 1000N • LOS ANGELES, CA 90067 TEL: (310) 553-0555 FAX: (310) 553-0999 • WWW.AIRLEASECORP.COM

Fleet Growth
Building on our base of 40 aircraft at December 31, 2010, we added nine aircraft during the first quarter of 2011 and ended the quarter with 49 aircraft. As of May 16, 2011, our fleet further grew to 56 aircraft. We continue to evaluate opportunities on an ongoing basis to acquire attractive aircraft from other leasing companies and our airline customers, as well as opportunistic transactions with the airframe manufacturers such that we estimate we will grow our fleet to approximately 100 aircraft by the end of 2011. We expect that our weighted average fleet age will further decrease as we continue to take delivery of new aircraft in 2011 and beyond from our order book. Below are portfolio metrics as of March 31, 2011 and December 31, 2010:

(dollars in thousands)	March 31, 2011	December 31, 2010

Fleet size	49	40
Weighted average fleet age	3.5 years	3.8 years
Weighted average remaining lease term	5.9 years	5.6 years
Aggregate fleet cost	$2,179,130	$1,649,071

Geographic Fleet Distribution Based on Units	Aircraft Portfolio Based on Units
as of March 31, 2011	as of March 31, 2011

We have made further progress in placing our aircraft. As of March 31, 2011, we have entered into contracts for the lease of new and used aircraft scheduled to be delivered through 2017 as follows:

	Number of	Number
Delivery year	aircraft	leased	% Leased

2011(1)	34	33	97.1	% (1)
2012	38	32	84.2
2013	25	9	36.0
2014	24	1	4.2
2015	19	—	—
Thereafter	21	—	—

Total	161	75	46.6%

(1)	Our aircraft delivering in 2011 were 100% placed subsequent to March 31, 2011.

Financing Activities
As of March 31, 2011, ALC had built a diverse lending group consisting of 17 banks providing lending facilities with an overall composite cost of funds of 3.29%. During the first quarter of 2011, we closed three additional unsecured revolving bilateral credit facilities totaling $63.0 million and increased the capacity of one of our existing facilities by $5.0 million. As of quarter end, we had 12 unsecured revolving bilateral credit facilities totaling $308.0 million. In addition, we entered into three fixed-rate secured term facilities totaling $132.5 million in financing with interest rates ranging from 4.57% to 4.89% and entered into an $86.0 million facility with a $40.0 million tranche at a fixed rate of 4.34% and a $46.0 million tranche at a floating rate of LIBOR plus 2.35%.
The Company’s consolidated debt as of March 31, 2011 is summarized below:

(dollars in thousands)	March 31, 2011	December 31, 2010

Warehouse credit facility	$604,374	$554,915
Secured term debt financing	434,096	223,981
Unsecured financing	336,350	133,085

Total	$1,374,820	$911,981

Composite interest rate (1)	3.29%	3.32%

(1)	This rate does not include the effect of upfront fees, undrawn fees or issuance cost amortization.
On April 1, 2011, we executed an amendment to the Warehouse Facility that took effect on April 21, 2011. This facility, as amended, provides us with financing of up to $1.25 billion. We are able to draw on this facility, as amended, during an availability period that was extended to June 2013. The interest rate on this facility, as amended, was reduced to LIBOR plus 2.50% on drawn balances and 0.75% on undrawn balances.
Financial Results
For the quarter ended March 31, 2011, we recorded $54.6 million in rental revenue, which includes overhaul revenue and management fee revenue of $1.7 million and $0.4 million, respectively. As aircraft are added throughout the respective periods, the full impact on rental revenue of these aircraft will be reflected in subsequent periods. For the same period, we recorded our first quarterly positive pre-tax income of $4.9 million and net income of $3.2 million and achieved cash flow from operations of $38.5 million. Our adjusted net income and adjusted EBITDA were $11.7 million and $45.2 million, respectively.
Building on our base of 40 aircraft at December 31, 2010, we acquired nine aircraft during the first quarter of 2011. As of March 31, 2011, we owned 49 aircraft. The Company recorded $530.1 million of aircraft additions in the first quarter of 2011, bringing our net aircraft purchases to $2.2 billion as of March 31, 2011.
Interest expense of $11.4 million for the three months ended March 31, 2011 principally consisted of $9.1 million in interest and unutilized fees on our debt facilities and an additional $2.3 million in amortization of our deferred debt issue costs.

Conference Call
In connection with the earnings release, Air Lease Corporation will host a conference call on May 16, 2011 at 5:30 PM Eastern Time to discuss the Company’s financial results for the first quarter of 2011.
Investors can participate in the conference call by dialing 1-888-679-8034 domestic or 1-617-213-4847 international. The passcode for the call is 16067072.
For your convenience, the conference call can be replayed in its entirety beginning at 8:30 PM ET on May 16, 2011 until 11:59 PM ET May 17, 2011. If you wish to listen to the replay of this conference call, please dial 1-888-286-8010 domestic or 1-617-801-6888 international and enter passcode 79032262.
The conference call will also be broadcast live through a link on the Investor Relations page of the Air Lease Corporation website at www.airleasecorp.com. Please visit the website at least 15 minutes prior to the call to register, download and install any necessary audio software. A replay of the broadcast will be available on the Investor Relations page of the Air Lease Corporation website.
About Air Lease Corporation
Launched in 2010, Air Lease Corporation is an aircraft leasing company based in Los Angeles, California that has airline customers throughout the world. ALC and its team of dedicated and experienced professionals are principally engaged in purchasing commercial aircraft and leasing them to its airline partners worldwide through customized aircraft leasing and financing solutions. For more information, visit ALC’s website at www.airleasecorp.com.
Contact
For Investors:
Ryan McKenna
Director, Strategic Planning and
Investor Relations
(310) 553-0555
rmckenna@airleasecorp.com
For Media:
Laura St. John
Media and Investor Relations
Coordinator
(310) 553-0555
lstjohn@airleasecorp.com

Forward-Looking Statements
Statements in this press release that are not historical facts are hereby identified as “forward-looking statements,” including any statements about our expectations, beliefs, plans, predictions, forecasts, objectives, assumptions or future events or performance that are not historical facts and may be forward-looking. These statements are often, but not always, made through the use of words or phrases such as “anticipate,” “believes,” “can,” “could,” “may,” “predicts,” “potential,” “should,” “will,” “estimate,” “plans,” “projects,” “continuing,” “ongoing,” “expects,” “intends” and similar words or phrases. These statements are only predictions and involve estimates, known and unknown risks, assumptions and uncertainties that could cause actual results to differ materially from those expressed in such statements, including as a result of the following factors, among others:
•	our status as a recently organized corporation with a limited operating history;

•	our inability to make acquisitions of, or lease, aircraft on favorable terms;

•	our inability to obtain additional financing on favorable terms, if required, to complete the acquisition of sufficient aircraft as currently contemplated or to fund the operations and growth of our business;

•	our inability to obtain refinancing prior to the time our debt matures;

•	impaired financial condition and liquidity of our lessees;

•	deterioration of economic conditions in the commercial aviation industry generally;

•	increased maintenance, operating or other expenses or changes in the timing thereof;

•	changes in the regulatory environment;

•	our inability to effectively deploy the net proceeds of our equity offerings;

•	the existence of registration rights with respect to most of our outstanding common stock; and

•	potential natural disasters and terrorist attacks and the amount of our insurance coverage, if any, relating thereto.
All forward-looking statements are necessarily only estimates of future results, and there can be no assurance that actual results will not differ materially from expectations. You are therefore cautioned not to place undue reliance on such statements. Any forward-looking statement speaks only as of the date on which it is made, and we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events.
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AIR LEASE CORPORATION AND SUBSIDIARIES
Consolidated Balance Sheets
(Unaudited)

(in thousands, except share data)	March 31, 2011(1)	December 31, 2010

Assets
Cash and cash equivalents	$230,313	$328,821
Restricted cash	62,064	48,676

Flight equipment subject to operating leases	2,179,130	1,649,071
Less accumulated depreciation	(37,392)	(19,262)

	2,141,738	1,629,809
Deposits on flight equipment purchases	268,728	183,367
Deferred debt issue costs — less accumulated amortization of $7,082 and $4,754 as of March 31, 2011 and December 31, 2010, respectively	49,633	46,422
Deferred taxes	7,127	8,875
Other assets	29,055	30,312

Total assets	$2,788,658	$2,276,282

Liabilities and Shareholders’ Equity
Accrued interest and other payables	$23,082	$22,054
Debt financing	1,374,820	911,981
Security deposits and maintenance reserves on flight equipment leases	140,182	109,274
Rentals received in advance	11,555	8,038

Total liabilities	1,549,639	1,051,347

Shareholders’ Equity
Preferred Stock, $0.01 par value; 50,000,000 shares authorized; no shares issued or outstanding	—	—
Class A Common Stock, $0.01 par value; 500,000,000 shares authorized; 63,563,810 shares issued and outstanding	636	636
Class B Non-Voting Common Stock, $0.01 par value; 10,000,000 shares authorized; 1,829,339 shares issued and outstanding	18	18
Paid-in capital	1,287,229	1,276,321
Accumulated deficit	(48,864)	(52,040)

Total shareholders’ equity	1,239,019	1,224,935

Total liabilities and shareholders’ equity	$2,788,658	$2,276,282

(1)	Note that figures above exclude net proceeds of $868.1 million from the Company’s initial public offering completed on April 25, 2011.

AIR LEASE CORPORATION AND SUBSIDIARIES
Consolidated Statements of Operations
(Unaudited)

	For the three	For the period
	months ended	from Inception to
(in thousands, except share data)	March 31, 2011	March 31, 2010

Revenues
Rental of flight equipment	$54,612	$—
Interest and other	603	—

Total revenues	55,215	—

Expenses
Interest	9,060	—
Amortization of deferred debt issue costs	2,328	—

Interest expense	11,388	—

Depreciation of flight equipment	18,130	—
Selling, general and administrative	9,865	477
Stock-based compensation	10,908	—

Total expenses	50,291	477

Income (loss) before taxes	4,924	(477)
Income tax (expense) benefit	(1,748)	—

Net income (loss)	$3,176	$(477)

Net income (loss) attributable to common shareholders per share
Net income (loss)
Basic	$0.05	$(1.06)
Diluted	$0.05	$(1.06)

Weighted-average shares outstanding
Basic	65,393,149	449,565
Diluted	65,511,529	449,565

Other Financial Data
Adjusted net income (loss) (1)	$11,713	$(477)
Adjusted EBITDA(2)	$45,249	$(477)

(1)	Adjusted net income (defined as net income before stock-based compensation expense and non-cash interest expense, which includes the amortization of debt issuance costs) is a measure of both operating performance and liquidity that is not defined by United States generally accepted accounting principles (“GAAP”) and should not be considered as an alternative to net income, income from operations or any other performance measures derived in accordance with GAAP. Adjusted net income is presented as a supplemental disclosure because management believes that it may be a useful performance measure that is used within our industry. We believe adjusted net income provides useful information on our earnings from ongoing operations, our ability to service our long-term debt and other fixed obligations, and our ability to fund our expected growth with internally generated funds. Set forth below is additional detail as to how we use adjusted net income as a measure of both operating performance and liquidity, as well as a discussion of the limitations of adjusted net income as an analytical tool and a reconciliation of adjusted net income to our GAAP net loss and cash flow from operating activities.

Operating Performance: Management and our board of directors use adjusted net income in a number of ways to assess our consolidated financial and operating performance, and we believe this measure is helpful in identifying trends in our performance. We use adjusted net income as a measure of our consolidated operating performance exclusive of income and expenses that relate to the financing, income taxes, and capitalization of the business. Also, adjusted net income assists us in comparing our operating performance on a consistent basis as it removes the impact of our capital structure (primarily one-time amortization of convertible debt discounts) and stock-based compensation expense from our operating results. In addition, adjusted net income helps management identify controllable expenses and make decisions designed to help us meet our current financial goals and optimize our financial performance. Accordingly, we believe this metric measures our financial performance based on operational factors that we can influence in the short term, namely the cost structure and expenses of the organization.
Liquidity: In addition to the uses described above, management and our board of directors use adjusted net income as an indicator of the amount of cash flow we have available to service our debt obligations, and we believe this measure can serve the same purpose for our investors.
Limitations: Adjusted net income has limitations as an analytical tool, and you should not consider it in isolation, or as a substitute for analysis of our operating results or cash flows as reported under GAAP. Some of these limitations are as follows:
•	adjusted net income does not reflect (i) our cash expenditures or future requirements for capital expenditures or contractual commitments, or (ii) changes in or cash requirements for our working capital needs; and

•	our calculation of adjusted net income may differ from the adjusted net income or analogous calculations of other companies in our industry, limiting its usefulness as a comparative measure.
The following tables show the reconciliation of net income (loss) and cash flows from operating activities, the most directly comparable GAAP measures of performance and liquidity, to adjusted net income for the three months ended March 31, 2011 and the period from inception to March 31, 2010:

	For the three	For the period
	months ended	from Inception to
(in thousands)	March 31, 2011	March 31, 2010

Reconciliation of cash flows from operating activities to adjusted net income:
Net cash provided by operating activities	$38,549	$1,810
Depreciation of flight equipment	(18,130)	—
Stock-based compensation	(10,908)	—
Deferred taxes	(1,748)	—
Amortization of deferred debt issue costs	(2,328)	—
Changes in operating assets and liabilities:
Lease receivables and other assets	2,286	105
Accrued interest and other payables	(1,028)	(2,392)
Rentals received in advance	(3,517)	—

Net income (loss)	3,176	(477)
Amortization of deferred debt issue costs	2,328	—
Stock-based compensation	10,908	—
Tax effect	(4,699)	—

Adjusted net income (loss)	$11,713	$(477)

	For the three	For the period
	months ended	from Inception to
(in thousands)	March 31, 2011	March 31, 2010

Reconciliation of net income (loss) to adjusted net income:
Net income (loss)	$3,176	$(477)
Amortization of deferred debt issue costs	2,328	—
Stock-based compensation	10,908	—
Tax effect	(4,699)	—

Adjusted net income (loss)	$11,713	$(477)

(2)	Adjusted EBITDA (defined as net income (loss) before net interest expense, stock-based compensation expense, income tax expense (benefit), and depreciation and amortization expense) is a measure of both operating performance and liquidity that is not defined by GAAP and should not be considered as an alternative to net income, income from operations or any other performance measures derived in accordance with GAAP. Adjusted EBITDA is presented as a supplemental disclosure because management believes that it may be a useful performance measure that is used within our industry. We believe adjusted EBITDA provides useful information on our earnings from ongoing operations, our ability to service our long-term debt and other fixed obligations, and our ability to fund our expected growth with internally generated funds. Set forth below is additional detail as to how we use adjusted EBITDA as a measure of both operating performance and liquidity, as well as a discussion of the limitations of adjusted EBITDA as an analytical tool and a reconciliation of adjusted EBITDA to our GAAP net loss and cash flow from operating activities.

Operating Performance: Management and our board of directors use adjusted EBITDA in a number of ways to assess our consolidated financial and operating performance, and we believe this measure is helpful in identifying trends in our performance. We use adjusted EBITDA as a measure of our consolidated operating performance exclusive of income and expenses that relate to the financing, income taxes, and capitalization of the business. Also, adjusted EBITDA assists us in comparing our operating performance on a consistent basis as it removes the impact of our capital structure and stock-based compensation expense from our operating results. In addition, adjusted EBITDA helps management identify controllable expenses and make decisions designed to help us meet our current financial goals and optimize our financial performance. Accordingly, we believe this metric measures our financial performance based on operational factors that we can influence in the short term, namely the cost structure and expenses of the organization.
Liquidity: In addition to the uses described above, management and our board of directors use adjusted EBITDA as an indicator of the amount of cash flow we have available to service our debt obligations, and we believe this measure can serve the same purpose for our investors.
Limitations: Adjusted EBITDA has limitations as an analytical tool, and you should not consider it in isolation, or as a substitute for analysis of our operating results or cash flows as reported under GAAP. Some of these limitations are as follows:
•	adjusted EBITDA does not reflect our cash expenditures or future requirements for capital expenditures or contractual commitments;

•	adjusted EBITDA does not reflect changes in or cash requirements for our working capital needs;

•	adjusted EBITDA does not reflect interest expense or cash requirements necessary to service interest or principal payments on our debt; and

•	other companies in our industry may calculate these measures differently from how we calculate these measures, limiting their usefulness as comparative measures.
The following tables show the reconciliation of net income (loss) and cash flows from operating activities, the most directly comparable GAAP measures of performance and liquidity, to adjusted EBITDA for the three months ended March 31, 2011 and the period from inception to March 31, 2010:

	For the three	For the period
	months ended	from Inception to
(in thousands)	March 31, 2011	March 31, 2010

Reconciliation of cash flows from operating activities to adjusted EBITDA:
Net cash provided by operating activities	$38,549	$1,810
Depreciation of flight equipment	(18,130)	—
Stock-based compensation	(10,908)	—
Deferred taxes	(1,748)	—
Amortization of deferred debt issue costs	(2,328)	—
Changes in operating assets and liabilities:
Lease receivables and other assets	2,286	105
Accrued interest and other payables	(1,028)	(2,392)
Rentals received in advance	(3,517)	—

Net income (loss)	3,176	(477)
Net interest expense	11,287	—
Income taxes	1,748	—
Depreciation	18,130	—
Stock-based compensation	10,908	—

Adjusted EBITDA	$45,249	$(477)

	For the three	For the period
	months ended	from Inception to
(in thousands)	March 31, 2011	March 31, 2010

Reconciliation of net income (loss) to adjusted EBITDA:
Net income (loss)	$3,176	$(477)
Add back:
Net interest expense	11,287	—
Income taxes	1,748	—
Depreciation	18,130	$—
Stock-based compensation	10,908	—

Adjusted EBITDA	$45,249	$(477)

AIR LEASE CORPORATION AND SUBSIDIARIES
Consolidated Statement of Cash Flows
(Unaudited)

	For the three	For the period
	months ended	from Inception to
(dollars in thousands)	March 31, 2011	March 31, 2010

Operating Activities
Net income (loss)	$3,176	$(477)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation of flight equipment	18,130	—
Stock-based compensation	10,908	—
Deferred taxes	1,748	—
Amortization of deferred debt issue costs	2,328	—
Changes in operating assets and liabilities:
Lease receivables and other assets	(2,286)	(105)
Accrued interest and other payables	1,028	2,392
Rentals received in advance	3,517	—

Net cash provided by operating activities	38,549	1,810

Investing Activities
Acquisition of flight equipment under operating lease	(502,550)	—
Payments for deposits on flight equipment purchases	(99,737)	(4,250)
Acquisition of aircraft furnishings, equipment and other assets	(9,590)	—

Net cash used in investing activities	(611,877)	(4,250)

Financing Activities
Issuance of common stock	—	1,310
Proceeds from debt financings	550,414	251
Payments in reduction of debt financings	(87,575)	—
Restricted cash	(13,388)	—
Debt issue costs	(5,539)	(618)
Changes in security deposits and maintenance reserves on flight equipment leases	30,908	1,748

Net cash provided by financing activities	474,820	2,691

Net (decrease) increase in cash and cash equivalents	(98,508)	251
Cash and cash equivalents at beginning of period	328,821	—

Cash and cash equivalents at end of period	$230,313	$251

Supplemental Disclosure of Cash Flow Information
Cash paid during the period for interest, excluding capitalized interest of $1,845 and $1 at March 31, 2011 and March 31, 2010, respectively	$10,363	$1

Supplemental Disclosure of Noncash Activities
Deposits on flight equipment purchases applied to acquisition of flight equipment under operating leases	$14,376	$—